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                                                                    EXHIBIT 10.8



                     MANAGEMENT AND CONSULTING AGREEMENT



        This AGREEMENT is entered into this 1st day of June, 1997, by and between S.E.I., a Florida corporation, whose address 330 Clematis Street #211, West Palm Beach, Florida 33401 and U.R.C., a Florida corporation whose address is 490 E. Palmetto Park Road, Suite 110, Boca Raton, Florida 33432.

                               BACKGROUND FACTS


        1. U.R.C. is in the business of owing, operating, designing and consulting with others for the creation and operation of restaurants and restaurant concepts.

        2. S.E.I. has itself developed a concept for a restaurant, Sforza which sells Italian style lunches and dinners, as well as appetizers and desserts. In combination with a bar and disco, together S.E.I. and U.R.C. developed My Martini an upscale American grille and bar.

        3. S.E.I. desires to retain U.R.C. to manage and operate both restaurants for one year from the date of this agreement.

                             TERMS AND CONDITIONS


        IN CONSIDERTION of the above facts and thefollowing mutual covenants and conditions, the sufficiency of which is hereby acknowledged, the parties agree as follows:

        1. Duties. S.E.I. hereby retains U.R.C. and U.R.C. hereby agrees to provide the following services:

            A. Determine menu and bar items, design menu, create recipes for all menu items, test all menu items, cost out all menu items, and develop product specifications;

            B. Interview, hire and train all management for the operations and develop employee hiring and training programs and manuals for S.E.I.'s ongoing use;

            C. Develop, implement and maintian an operations manual to cover product purchasing, receiving, storage, menu preparation, service standards and policies, develop operating forms as needed, oversee vendor selection, insure cleaning schedules are in place, develop kitchen and bar forms (order forms, inventory, daily preparation), and all other matters relating to operation of the Restaurants;

            D. Develop and implement a marketing plan with advertising and promotional programs, ideas and formats, take a part in signage decisions, and conduct market research as needed;

            E. Supervise the ongoing operation of the Restaurants in a manner simmilar to all U.R.C. restaurants in order to maximize sales and profitability;

            F. S.E.I. has the right to approve all management salaries, operating budgets, and non food and beverae expenditures exceeding $1,000:
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          G. U.R.C. will conduct, or cause to conduct a Repairs and Maintenance
Audit no less than quarterly, and insure all discrepancies are corrected.

     2. Extent of Servicing. U.R.C. agrees that the services to be provided by it will be under the direction of Dennis Max and Burt Rapoport with primary assistance being from Fred Gushue or any Unique Restaurant Concepts multi unit supervisor. Max and Rapoport will devote such time, attention, and energies as are reasonably necessary to accomplish the purposes described in paragraph
1 above. The parties acknowledge and understand that although U.R.C. will be involved in the operation and consulting with and for other restaurant concepts as well as that of S.E.I., U.R.C. will use its best efforts consistent with its obligations to its other restaurant projects to maximize the likelihood of success fo the Restaurants.

     3. Compensation. In exchange for the services rendered by U.R.C. pursuant to this Agreement S.E.I. agrees to pay U.R.C. a management and consulting fee relating to Sforza and My Martini.

          A. One percent (1%) of the next taxable sales payable monthly by 20th day of each month end:

          B. 20% of the net operating profit (defined below), be paid monthly by the 20th day of each month. "Net operating profit" shall equal the gross revenues of such Restaurant less all direct operating expenses of the Restaurant but specifically not including in such direct operating expenses:

                1. Any royalties, management fees or administrative charges paid by the Restaurant to S.E.I. or its affiliates, except for the fair market value of services actually rendered, or goods actually received;
                2. Any guaranteed return on investment or similar payments to investors not payable out of the cash flow of the business;
                3. Any payments to the investors other than rent;
                4. Any similar types of changes
                5. Any principal's salaries other than Jay Visconti's
                   present salary or any mutually agreed upon salary;
                6. Any accounting or legal expenses relating to the
                   pending initial public offering;
                7. Any owners food, beverage and gratuity expense


          C. Any documents which purport to modify, affect or further grant the above-referenced rights will be subject to the review of counsel for U.R.C.
Any changes in current "fixed" expenses must be brought to the attention of U.R.C.

     4. Expenses. All expenses incurred by U.R.C. in providing its services required under this Agreement will be paid by U.R.C. except the following:

          A. Travel expenses incurred at the request of S.E.I.

          B. Out-of-pocket expenses paid to unaffiliated third parties including but not limited to accountants, attorneys, shopping services, auditors, consultants, as long as any fees over $1,000 are pre-approved.
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        C. Long distance telephone calls not incurred in the ordinary course of business made on behalf of S.E.I.

     5. Ownership of confidential information. U.R.C. acknowledges that although it will be materially participating in the creation of all of the Confidential Information described above, in consideration of the fees and perpetual management and consulting fee provided by this Agreement, that all Confidential Information will be owned by S.E.I..

     6. Termination. S.E.I. will hae the right to terminate this Agreement, effective upon delivery of written notice of termination to U.R.C. setting forht the basis of such termination, under the following circumstances:

          A. For cause, which shall be defined as any of the following: (a) any material misappropriation of funds or property of S.E.I. by U.R.C., Max or Rapoport; (b) Max's or Rapoport's engagement in conduct generally offensive to the community in which services are being performed hereunder tending to place Max and/or Rapoport and S.E.I. by association with Max or Rapoport, in disrepute; U.R.C.'s failure or refusal to carry out its duties in accordance with the instructions and directions of S.E.I. to the extent required by this Agreement.

          B. S.E.I.'s obligation and U.R.C.'s obligation to perform the duties shall terminate immediately, without further notice or action, on the expiration or termination of the term of this Agreement.

     7. Indemnification. Each of the parties to this Agreement hereby agrees to indemnify, defend and hold the other party harmless from and against any and all loss; cost, damage, liability and expense (including without limitation reasonable attorneys' fees, court costs and reasonable litigation expenses) which the other shall suffer, sustain or incur as a result, arising from or in connection with any failure of performance or breach of the Agreement by the other party. S.E.I. specifically agrees to hold URC, Max and Rapoport with regard to liability or to claims by third parties relating to the operation of the restaurant by third parties relating to the operation of the restaurant by third parties relating to the operation of the restaurants(s), except if resulting from the gross negligence or willful malfeasanceof URC, Max or Rapoport.

     8.  Miscellaneous.

          A. Written Agreement to Govern. This Agreement sets forth the entire understanding and supersedes all prior oral or written agreements among the parties relating to the subjet matter contained in the Agreement.

          B. Severability. If any provision of this Agreement is interpreted or construed as being in violation of any law, rules, regulations or public policy, the remainder of the Agreement and all other agreements between the parties shall remain binding upon the parties and shall be modified to the extent required in order to reflect as nearly as possible the original intentions of the parties.


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        C. Notices. All notices provided for or permitted herein shall be in writing and shall be delivered personally, by courier, or sent by United States certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                (i)  If to SEI
                     Sforza Enterprises, Inc.
                     330 Clematis Street
                     Suite 211
                     West Palm Beach, Fl. 33401

               (ii)  If to URC, Max or Rapoport:
                     Unique Restaurant Concepts, Inc.
                     490 E. Palmetto Park Road
                     Suite 110
                     Boca Raton, Fl. 33432

or at such other address as either party shall from time to time designate by writen notice to the other party. Notice by courier or certified or registered mail, shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or the date of attempted delivery where delivery is refused by the intended recipient. All notices and communications required, contemplated or permitted by this Agreement to be delivered in person shall be deemed to have been delivered to and received by the addressee, and shall be effective, on the date of personal delivery.

        D. Law to Govern. The validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of the State of Florida, without regard to its conflict of laws rules.

        E. Waiver of Provisions. The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. No Waiver by and any party of any condition, or breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

        F. Publication. The parties agree that the economic terms of this Agreement will not be disclosed to other parties, except those having a need to know (such as accountants, attorneys, financial advisors, investors, franchisees and other parties similarly situated), without the written consent of the other party. However the parties each may disclose and/or publicize the fact that they have entered into this consulting arrangement with the other party. In that connection SEI may, at is option, indicate on its menu or other promotional materials that the menu and/or restaurant concepts were created by URC.
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        G. Arbitration. Any dispute arising out of this Agreement shall be sumbitted to arbitration in Palm Beach County, Florida, in accordance with the rules of the America Arbitration Association, and any decision arising from that arbitration shall enforceable in any court of competent jurisdiction: provided, however, the injunction provisions of this Agreement may be sought in any court of competent jurisdiction. In the event of litigation between the parties, the prevailing party shall be entitled to payment of its reasonable attorney's fees, court costs and expenses by the non-prevailing party.

        THE PARTIES NOW execute this Agreement, effective as of the date indicate on the first page of this Agreement.


                                        Sforza Enterprises, Inc.
                                        A Florida corporation

                                        By: /s/
                                           ----------------------------
                                         Name:
                                              -------------------------
                                         Title: CFO
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                                        Unique Restaurant Concepts, Inc.
                                        A Florida Corporation

                                        By: /s/
                                           ----------------------------
                                         Name:
                                              -------------------------
                                         Title: Executive Vice President
                                               ------------------------